SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2010

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	We held our annual meeting of shareholders on April 27, 2010 (the “Annual Meeting”).

(b)	At the Annual Meeting, Pierre Brondeau, Dirk A. Kempthorne, Robert C. Pallash, and William G. Walter were each duly nominated for, and elected by the shareholders to our Board of Directors (the “Board”). These individuals will serve on our Board along with Edward J. Mooney, Enrique J. Sosa, Vincent R. Volpe, Jr., Patricia A. Buffler, G. Peter D’Aloia, C. Scott Greer, and Paul J. Norris, each of whose terms continued after the Annual Meeting. The number of votes cast for, against and abstained with respect to, each nominee is set forth below:

	For	Against	Abstain	Broker Non-Votes
Pierre Brondeau	59,139,499	402,692	178,022	3,426,274
Dirk A. Kempthorne	59,202,836	268,759	248,618	3,426,274
Robert C. Pallash	58,840,956	633,874	245,383	3,426,274
William G. Walter	58,937,146	640,509	142,558	3,426,274

(c)	At the Annual Meeting, the shareholders also voted on the ratification of the Audit Committee’s approval for the continuing service of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 as follows:

Votes
For:	61,611,155
Against:	1,272,588
Abstain:	262,744
Broker Non-Votes:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By:	/S/ ANDREA E. UTECHT
Andrea E. Utecht Vice President, General Counsel and Secretary

Date: April 28, 2010